As filed with the Securities and Exchange Commission on March 9, 2015
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Dot Hill Systems Corp.
(Exact name of registrant as specified in its charter)

Delaware	13-3460176
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1351 S. Sunset Street, Longmont, CO	80501
(Address of Principal Executive Offices)	(Zip Code)

Dot Hill Systems Corp. 2009 Equity Incentive Plan
(Full title of the plan)
Dana W. Kammersgard
President and Chief Executive Officer
Dot Hill Systems Corp.
1351 S. Sunset Street
Longmont, CO 80501
Tel: (303) 845-3200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas A. Coll, Esq.
Cooley LLP
4401 Eastgate Mall
San Diego, California 92121
Tel: (858) 550-6000
Fax: (858) 550-6420

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	7,000,000 shares (3)	$4.09	$28,630,000	$3,326.81

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers any additional shares of the Registrant's Common Stock (the “Common Stock”), as may become issuable under the Registrant's 2009 Equity Incentive Plan, as amended (the “2009 EIP”) as a result of any stock split, stock dividend, recapitalization or similar transaction.

(2)
This estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act, solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock on March 2, 2015, as reported on the NASDAQ Global Market, which was $4.09 per share.

(3)	Represents 7,000,000 additional shares of Common Stock available for issuance under the 2009 EIP.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8 NO. 333-160116
This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which registration statements of the Registrant on Form S-8 relating to the same employee benefit plan are effective. The Registrant previously registered shares of its Common Stock for issuance under the 2009 EIP under the registration statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on June 19, 2009 (File No. 333-160116) and August 11, 2011 (File No. 333-176250). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the registration statements referenced above.
EXHIBITS

Exhibit Number	Document
4.1	Certificate of Incorporation. (1)
4.2	Amended and Restated Bylaws. (2)
4.3	Form of Common Stock Certificate. (3)
4.4	Certificate of Designation of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on May 19, 2003. (4)
4.5	Warrant to Purchase Shares of Common Stock dated January 4, 2008. (5)
5.1	Opinion of Cooley LLP.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1	Power of Attorney is contained on the signature page hereto.
99.1	2009 Equity Incentive Plan, as amended. (6)

(1)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on September 26, 2001 (File No. 001-13317) and incorporated herein by reference.
(2)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on December 26, 2007 and incorporated herein by reference.
(3)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on January 14, 2003 (File No. 001-13317) and incorporated herein by reference.
(4)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on May 19, 2003 (File No. 001-13317) and incorporated herein by reference.
(5)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on January 7, 2008 and incorporated herein by reference.
(6)	Filed as Appendix A to our Definitive Proxy Statement on Form DEF 14A filed with the SEC on March 19, 2014 and incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longmont, State of Colorado, on March 9, 2015.

DOT HILL SYSTEMS CORP.

By:	/s/ Dana W. Kammersgard
Dana W. Kammersgard
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DANA W. KAMMERSGARD and HANIF I. JAMAL, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dana W. Kammersgard Dana W. Kammersgard	Chief Executive Officer, President and Director (Principal Executive Officer)	March 9, 2015

/s/ Hanif I. Jamal Hanif I. Jamal	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 9, 2015

/s/ Charles F. Christ Charles F. Christ	Chairman of the Board of Directors	March 9, 2015

/s/ Thomas H. Marmen Thomas H. Marmen	Director	March 9, 2015

/s/ Richard Mejia, Jr. Richard Mejia, Jr.	Director	March 9, 2015

/s/ Barry A. Rudolph Barry A. Rudolph	Director	March 9, 2015

/s/ Roderick M. Sherwood, III Roderick M. Sherwood, III	Director	March 9, 2015

/s/ Debra E. Tibey Debra E. Tibey	Director	March 9, 2015

EXHIBIT INDEX

Exhibit Number	Document
4.1	Certificate of Incorporation. (1)
4.2	Amended and Restated Bylaws. (2)
4.3	Form of Common Stock Certificate. (3)
4.4	Certificate of Designation of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on May 19, 2003. (4)
4.5	Warrant to Purchase Shares of Common Stock dated January 4, 2008. (5)
5.1	Opinion of Cooley LLP.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1	Power of Attorney is contained on the signature page hereto.
99.1	2009 Equity Incentive Plan, as Amended (6)

(1)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on September 26, 2001 (File No. 001-13317) and incorporated herein by reference.
(2)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on December 26, 2007 and incorporated herein by reference.
(3)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on January 14, 2003 (File No. 001-13317) and incorporated herein by reference.
(4)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on May 19, 2003 (File No. 001-13317) and incorporated herein by reference.
(5)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on January 7, 2008 and incorporated herein by reference.
(6)	Filed as Appendix A to our Definitive Proxy Statement on Form DEF 14A filed with the SEC on March 19, 2014 and incorporated herein by reference.